[METLIFE LOGO]                                             NEWS
                                                           FOR IMMEDIATE RELEASE

Public Relations
MetLife Inc.
One Madison Avenue, New York, NY 10010-3690


KEVIN FOLEY
Vice President


Media Contact:       Kevin Foley
                     212-578-4132
                     kfoley@metlife.com

Investor Contact:    Kevin Helmintoller
                     212-578-5140
                     helmintoller@metlife.com


                  METLIFE ISSUES ESTIMATES OF INSURANCE LOSSES


NEW YORK, September 14, 2001 - MetLife, Inc. (NYSE: MET) announced today preliminary estimates for total expected insurance losses related to Tuesday's terrorist attacks. Based on the information available at this time, MetLife's after tax losses from Tuesday's tragic events are expected to range from approximately $250 to $300 million. The per share impact for the third quarter is expected to range from $0.35 to $0.40.

MetLife chairman and chief executive officer Robert H. Benmosche said, "Our top priority is to provide speedy and seamless service to our customers during this difficult period. We are doing everything possible to promptly pay claims and be of further assistance to those affected by this tragedy."

"We note that our core businesses continue to perform in line with expectations for the quarter and we continue to have substantial liquidity to maintain our share repurchase program. Our company has a long and proud history of financial strength and stability. Our confidence in our performance stems from our firm belief in the depth of the nation's character and economic strength," said Benmosche.

The company has established 1-800-MET-LIFE as the number to call to handle all claims related to this tragedy. The number will be operational Monday through Friday from 8:00 a.m. to 8:00 p.m. (EST) and Saturday and Sunday from 9:00 a.m. to 1:00 p.m. (EST).

MetLife, Inc., has total assets of approximately $255 billion as of June 30, 2001. The company, through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and group customers. The MetLife companies serve approximately nine million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 13 countries.

                                      # # #
                                     -more-

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's affiliates' claims paying ability or financial strength ratings; (x) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; and (xi) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.